AFC Gamma, Inc. Announces Financial Results for First Quarter 2023

First quarter GAAP net income of $10.0 million or $0.49 per basic weighted average common share and
Distributable Earnings(1)  of $11.6 million or $0.57 per basic weighted average common share
Declared dividend of $0.56 per common share for first quarter 2023
WEST PALM BEACH, FL, May 10, 2023 (GLOBE NEWSWIRE) – AFC Gamma, Inc. (NASDAQ:AFCG) (“AFC Gamma” or the “Company”) today announced its results for the quarter ended March 31, 2023.
AFC Gamma reported generally accepted accounting principles (“GAAP”) net income of $10.0 million or $0.49 per basic weighted average common share and Distributable Earnings of $11.6 million or $0.57 per basic weighted average common share for the first quarter of 2023.
“Since mid-2022, given the market and interest rate volatility, AFC Gamma has taken a conservative view to deploying and managing our capital. During the first quarter of 2023 we maintained an ample level of liquidity, which we believe will prove valuable in this environment as we look to capitalize on investment opportunities as they arise,” said the Company’s Chairman and Chief Executive Officer, Leonard M. Tannenbaum.
Common Stock Dividend
On April 14, 2023, the Company paid a regular cash dividend of $0.56 per common share for the first quarter of 2023. For the first quarter of 2023, AFC Gamma distributed $11.5 million in dividends, or $0.56 per common share, compared to Distributable Earnings of $0.57 per basic weighted average common share for such period.
Executive Appointment
During the first quarter of 2023, the Company announced that the Board of Directors appointed Brandon Hetzel to serve as its Chief Financial Officer and Treasurer. Mr. Hetzel has been integral to the Company’s leadership since joining the accounting team in September 2020, and most recently served as the Company’s Executive Vice President, Controller. “Brandon has been integral to AFC Gamma’s accounting function and capital strategy for years, and we look forward to him taking on an expanded role with the company’s leadership going forward. We also want to thank Brett Kaufman for his contributions to the company during the time he served as its Chief Financial Officer,” said Mr. Alexander Frank, the Chair of the Company’s Audit & Valuation Committee.
Bond Repurchase
In the first quarter of 2023, the Company repurchased $10.0 million in principal amount of its 2027 Senior Notes at 77.4% of par value, plus accrued interest. This resulted in a gain on extinguishment of debt of approximately $2.0 million, recorded within the unaudited interim consolidated statements of operations. Following this transaction, as of March 31, 2023, the Company had $90.0 million in principal amount of the 2027 Senior Notes outstanding.
Additional Information
AFC Gamma issued a presentation of its results for the first quarter of 2023, titled “First Quarter 2023 Earnings Presentation,” which can be viewed at www.afcgamma.com under the Investor Resources section. The Company also filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, with the Securities and Exchange Commission on May 10, 2023.
1 Distributable Earnings is a non-GAAP financial measure. See the “Non-GAAP Metrics” section of this release for a reconciliation of GAAP Net Income to Distributable Earnings.

AFC Gamma routinely posts important information for investors on its website, www.afcgamma.com. The Company intends to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. AFC Gamma encourages investors, analysts, the media and others interested in AFC Gamma to monitor the Investors section of its website, in addition to following its press releases, SEC filings, public conference calls, presentations, webcasts and other information posted from time to time on the website. To sign-up for email-notifications, please visit the “Email Alerts” section of the website under the “IR Resources” section.
Conference Call & Discussion of Financial Results
AFC Gamma, Inc. will host a conference call at 10:00 am (Eastern Time) on Wednesday, May 10, 2023, to discuss its quarterly financial results. All interested parties are welcome to participate. The call will be available through a live audio webcast at the Investor Relations section of AFC Gamma’s website found here: AFC Gamma -- Investor Relations. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The complete webcast will be archived for 90 days on the Investor Relations section of AFC Gamma’s website.
About AFC Gamma
AFC Gamma, Inc. (NASDAQ:AFCG) is a publicly-traded, institutional lender that originates, structures and underwrites loans secured by commercial real estate and other types of financing solutions. AFC Gamma targets direct lending and bridge loan opportunities typically ranging from $5 million to $100 million across multiple real estate sectors, with a specialization in lending to state-law compliant cannabis operators. It is based in West Palm Beach, Florida.
Non-GAAP Metrics
In addition to using certain financial metrics prepared in accordance with GAAP to evaluate our performance, we also use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan activity and operations. Distributable Earnings is a measure that is not prepared in accordance with GAAP. Distributable Earnings and the other capitalized terms not defined in this section have the meanings ascribed to such terms in our most-recently filed quarterly report. We use this non-GAAP financial measure both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that this non-GAAP financial measure and the information they provide are useful to investors since these measures permit investors and shareholders to assess the overall performance of our business using the same tools that our management uses to evaluate our past performance and prospects for future performance.
The determination of Distributable Earnings is substantially similar to the determination of Core Earnings under our Management Agreement, provided that Core Earnings is a component of the calculation of any Incentive Compensation earned under the Management Agreement for the applicable time period, and thus Core Earnings is calculated without giving effect to Incentive Compensation expense, while the calculation of Distributable Earnings account for any Incentive Compensation earned for such time period. We define Distributable Earnings as, for a specified period, the net income (loss) computed in accordance with GAAP, excluding (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); provided that Distributable Earnings does not exclude, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash, (iv) provision for current expected credit losses (“CECL”), (v) taxable REIT (as defined below) subsidiary (“TRS”) (income) loss, net of any dividends received from TRS and (vi) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between our Manager and our independent directors and after approval by a majority of such independent directors.

We believe providing Distributable Earnings on a supplemental basis to our net income as determined in accordance with GAAP is helpful to shareholders in assessing the overall performance of our business. As a real estate investment trust (“REIT”), we are required to distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that shareholders invest in our common stock, we generally intend to attempt to pay dividends to our shareholders in an amount at least equal to such REIT taxable income, if and to the extent authorized by our Board. Distributable Earnings is one of many factors considered by our Board in authorizing dividends and, while not a direct measure of net taxable income, over time, the measure can be considered a useful indicator of our dividends.
Distributable Earnings is a non-GAAP financial measure and should not be considered as a substitute for GAAP net income. We caution readers that our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

The following table provides a reconciliation of GAAP Net Income to Distributable Earnings:

	Three months ended March 31,
	2023	2022
Net Income	$10,025,274	$10,162,120
Adjustments to net income:
Stock-based compensation expense	280,578	990,023
Depreciation and amortization	—	—
Unrealized losses (gains) or other non-cash items	1,477,691	(80,843)
Provision for current expected credit losses	702,426	905,129
TRS (income) loss, net of dividends	(866,204)	(61,071)
One-time events pursuant to changes in GAAP and certain non-cash charges	—	—
Distributable Earnings	$11,619,765	$11,915,358
Basic weighted average shares of common stock outstanding (in shares)	20,303,797	19,319,993
Distributable Earnings per weighted average share	$0.57	$0.62

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about our future growth and strategies for such growth, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our manager to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy; the demand for commercial real estate investment and cannabis cultivation and processing facilities; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect our business and financial results is included in AFC Gamma’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AFC Gamma’s most recently filed periodic reports on Form 10-K, Form 10-Q and subsequent filings. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect AFC Gamma. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations
AFC GAMMA INVESTOR CONTACT:
Robyn Tannenbaum
(561) 510-2293
ir@afcgamma.com

AFC GAMMA MEDIA CONTACT:
Profile Advisors
Rich Myers
(347) 774-1125
myers@profileadvisors.com